BAKER TILLY HELLAS A.E. LETTERHEAD

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Aegean Earth and Marine Corporation on Form S-1 of our report dated March 13, 2008 for Aegean Earth S.A. for the period ended December 31, 2007 appearing in this Registration Statement.  We also consent to the the reference to us under the heading "Experts" as it relates to Aegean Earth S,A, only.

Athens, June 26, 2008

/s/ Baker Tilly Hellas AE

Baker Tilly Hellas AE